SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 3, 2006

Tasco Holdings International, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-32201	33-0824714

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

8885 Rehco Road, San Diego, California 92121
(Address of Principal Executive Offices, Zip Code)

Registrant’s telephone number, including area code: (619) 398-3517 ext. 308

23 Brigham Road, Worcester, Massachusetts 01609
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to Simultaneously satisfy the filing obligation of the registrant under any of the Following provisions:

Check the appropriate box below if the Form 8-K filing is intended to Simultaneously satisfy the filing obligation of the registrant under any of the Following provisions:

[ ]    Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

[ ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

[ ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

[ ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the exchange Act (17 CFR 240.13e-4(c)).

Forward-Looking Statements

THE STATEMENTS CONTAINED IN THIS CURRENT REPORT THAT ARE NOT HISTORICAL FACTS ARE “FORWARD-LOOKING STATEMENTS (AS THAT TERM IS DEFINED IN THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995), THAT CAN BE IDENTIFIED BY THE USE OF FORWARD-LOOKING WORDS SUCH AS “BELIEVES, “EXPECTS, “MAY,” “WILL,” “SHOULD,” OR “ANTICIPATES,” OR THE NEGATIVE OF THESE WORDS OR OTHER VARIATIONS OF THESE WORDS OR COMPARABLE WORDS, OR BY DISCUSSIONS OF STRATEGY THAT INVOLVE RISKS AND UNCERTAINTIES. MANAGEMENT WISHES TO CAUTION THE READER THAT THESE FORWARD-LOOKING STATEMENTS INCLUDING, BUT NOT LIMITED TO, STATEMENTS REGARDING THE PLANNED EFFORTS TO IMPLEMENT THE COMPANY’S BUSINESS PLAN, THE STATUS OF STEM CELL TECHNOLOGY, OUR PLANNED MEDICAL DEVICE PRODUCTS, AND ANY OTHER EFFORTS THAT THE COMPANY INTENDS TO TAKE IN AN ATTEMPT TO GROW THE COMPANY, ENHANCE SALES, ATTRACT & RETAIN QUALIFIED PERSONNEL, AND OTHERWISE EXPAND THE COMPANY’S BUSINESS ARE NOT HISTORICAL FACTS AND ARE ONLY PREDICTIONS. NO ASSURANCES CAN BE GIVEN THAT SUCH PREDICTIONS WILL PROVE CORRECT OR THAT THE ANTICIPATED FUTURE RESULTS WILL BE ACHIEVED. ACTUAL EVENTS OR RESULTS MAY DIFFER MATERIALLY EITHER BECAUSE ONE OR MORE PREDICTIONS PROVE TO BE ERRONEOUS OR BECAUSE OF THE CONTINUING RISKS AND UNCERTAINTIES FACING THE COMPANY. SUCH RISKS INCLUDE, BUT ARE NOT LIMITED TO, THE FOLLOWING: BUSINESS (OR SYSTEMATIC) RISK ASSOCIATED WITH AN EARLY STAGE COMPANY, UNSYSTEMATIC RISK, AND POLITICAL RISK. FURTHER, BECAUSE OF THE SMALL SIZE OF THE COMPANY, THE COMPANY’S LIMITED FINANCIAL AND MANAGERIAL RESOURCES AND THE CONTINUING COMPETITIVE PRESSURES AND UNCERTAINT REGULATORY ENVIRONMENT, ANY ONE OR MORE OF THESE AND OTHER RISKS COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THE FUTURE RESULTS INDICATED, EXPRESSED, OR IMPLIED IN SUCH FORWARD-LOOKING STATEMENTS.

As used in this Form 8-K, the term “we,” “us,” “the Company,” and “Tasco,” unless otherwise noted, refers to Tasco Holdings International, Inc., a Delaware corporation and its wholly-owned subsidiary, Bio-Matrix Scientific Group, Inc., a Nevada corporation.

ITEM 2.01   COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

Acquisition Transaction of Bio-Matrix Scientific Group, Inc.

On June 14, 2006, Tasco Holdings International, Inc., a Delaware corporation (the “Registrant”) and Bio-Matrix Scientific Group, Inc., a Delaware corporation (the “Seller”) entered into a Stock Purchase Agreement (the “Acquisition Agreement”).

Under the terms of the Acquisition Agreement and pursuant to a separate Escrow Agreement between the Registrant and the Seller, Tasco delivered to the Escrow Agent the sum of 10,000,000 shares of the Registrant’s common stock and other corporate and financial records and the Seller delivered to the Escrow Agent 25,000 shares of the common stock of Bio-Matrix Scientific Group, Inc., a Nevada corporation (the “Subsidiary”). As a part of the transaction and pursuant to the terms of the Acquisition Agreement and Stock Cancellation Agreement between the parties and John Lauring, the Registrant’s former Chairman and Chief Executive Officer, John Lauring returned 10,000,000 shares of the Registrant held and owned by him for cancellation.

On July 3, 2006, the Acquisition Agreement closed and Registrant acquired the twenty-five thousand (25,000) shares of the Common Stock of the Subsidiary from the Seller in exchange for the payment of the purchase price of 10,000,000 shares of the common stock of the Registrant and the 10,000,000 shares of the Registrant owned and held by John Lauring were returned to the Registrant for cancellation. At that time, the Escrow Agent released all stock certificates and certain other corporate and financial books and records held pursuant to the Escrow Agreement.

As a result of the Acquisition Agreement, the Subsidiary became a wholly owned subsidiary of the Registrant and the Seller became the holder of approximately 78.24% of the outstanding common stock of the Registrant.

Following the closing of the Acquisition Agreement and on June 14, 2006, the Registrant’s officers and directors resigned their positions and elected Dr. David R. Koos and Mr. Brian Pockett as in-coming Directors of the Registrant. Following their election and the reconstruction of the Board of Directors, the Registrant’s Board of Directors elected Dr. David R. Koos as Chief Executive Officer and President and Mr. Brian Pockett as Chief Operating Officer and Vice President on June 19, 2006. More complete biographical information concerning each of the Registrant’s new officers and directors is set forth in Item 5 of this Form 8-K under the heading “Management.”

A copy of the Acquisition Agreement, the Escrow Agreement, the Special Escrow Agreement, and the Stock Cancellation Agreement were filed with the Form 8-K on June 15, 2006 and are incorporated herein by reference herein.

Immediately prior to the close of the Acquisition Agreement, we had 12,780,000 shares of our common stock outstanding (par value $0.0001). With the return and cancellation of the 10,000,000 our shares held and owned by John Lauring and the issuance of 10,000,000 of our shares to the Seller, the Seller became our largest stockholder and we had, at that time and as a result of the foregoing, 12,780,000 shares of our common stock outstanding.

Description of Business of Subsidiary

At the close of the Acquisition Agreement on July 3, 2006, the Registrant acquired all of the outstanding common stock of Bio-Matrix Scientific Group, Inc., a Nevada corporation (the “Subsidiary”) and the latter became a wholly-owned subsidiary of the Registrant.

We are a developmental stage company engaged primarily in the cryogenic storage of stem cells and the development of medical devices used in live tissue transfer and stem cell research.

Through our Subsidiary, we have developed a line of medical devices - approximately 192 disposable instruments for use in the plastic surgery field and stem cell research. The instruments are designed to be used to harvest adult stem cells from adipose (fat) tissue. We seek to market and sell these instruments to plastic surgeons and to offer the patients of these plastic surgeons an opportunity to store stem cells derived from adipose tissue for future medical treatments.

We have not conducted or obtained any independent evaluation of the efficacy or likely market interest in using these instruments. Our evaluations have been limited to those conducted by our management without the benefit of any independent or third party professional evaluation. All of our plans and strategy have been developed solely by our officers and Directors.

Through our Subsidiary, we are currently constructing what we believe is a state-of-the art, FDA good manufacturing practices (cGMP) and good tissue practices (cGTP) compliant facility for the processing and cryo-storage (in liquid nitrogen) of adult stem cells. We anticipate that we will offer a similar service to expectant parents by offering to store their newborn’s cord blood stem cells as well. In undertaking these plans, we intend to offer such storage services at our planned facility. The planned facility is located at 8885 Rehco Road, San Diego, California 92121 and has approximately 15,000 square feet. The planned facility was acquired under a five year lease on December 1, 2005 at a current cost of $18,931 per month (plus certain common area costs). Under the terms of the lease, the lease term may be extended for an additional five year lease term at the then prevailing market prices.

With the close of the Acquisition Agreement, we intend to cease all of our current business activity relating to our historical business and we have adopted the business plan of our Subsidiary.

Overview of Bio-Matrix Scientific Group, Inc.

Bio-Matrix Scientific Group, Inc., a Nevada corporation (the “Subsidiary”) is an early-stage company that has its principle office at 8885 Rehco Road, San Diego, California 92121 which is the location of our planned stem cell storage facility. The Subsidiary has limited assets and has no sales revenues and no history of generating any sales revenues. The Subsidiary is primarily focused on the development of: (A) medical devices used in live tissue transfer; (B) cryogenic storage of stem cells.

Our Subsidiary is authorized to issue 25,000 shares of its common stock, of which 25,000 were issued and outstanding as of July 3, 2006. These 25,000 shares were acquired by us on July 3, 2006 at the close of the Acquisition Agreement.

The Subsidiary was incorporated in the State of Nevada on August 2, 2005 and the Subsidiary was previously a wholly owned subsidiary of Bio-Matrix Scientific Group, Inc., a Delaware corporation which, as the Seller, sold the Subsidiary to us in exchange for the issuance of the 10,000,000 shares of our common stock to the Seller.

Through our Subsidiary and to the extent that we are able, we seek to develop cryogenic stem cell banks and to that end, we anticipate continuing the efforts of our Subsidiary and focus our efforts on securing funding to support administrative and managerial expenses and complete tenant improvements and secure equipment and fixtures at our planned facility which approximates 15,000 square feet. The planned facility is to be used primarily for stem cell bank and research laboratories, and development of stem cells and medical devices that may be used in tissue management for human and veterinary applications.

Stem Cell Therapies.
Through our Subsidiary we have focused on medical devices and instruments with applications that may offer commercial potential in stem cell research and stem cell therapies. Stem cell medical research seeks to develop opportunities that may allow stem cell therapies to be used to mitigate various degenerative conditions and diseases. In large part and because of the current developmental state of stem cell research, the Subsidiary seeks to identify and develop medical devices and cryogenic systems that have the potential to assist medical researchers in advancing stem cell therapies that may serve to mitigate or ameliorate these conditions and diseases but also offer opportunities to extend the quality of life for persons who are subject to these conditions and diseases.

Degenerative diseases include a wide spectrum from heart disease and other debilitating diseases of the principal organs to other lesser diseases and conditions. The Subsidiary, intends to implement its strategy to identify, develop, and offer medical devices and cryogenic systems that assist in the creation of potential stem cell therapies that may offer commercial potential in helping natural healing processes to work faster, through the use of special materials coupled with stem cells to re-grow missing or damaged tissue.

In general, stem cells are unspecialized cells that can self-renew indefinitely and also differentiate into more mature cells with specialized functions. Stem cell therapy (also known as regenerative medicine), utilizes stem cells and the body’s natural healing processes to repair damaged adult tissue such as bone, muscle, cartilage and nervous tissue. Current research suggests that the success of these adult stem cell therapies will depend on the availability of a patient’s own (autologous) stem cells harvested at a time prior to the onset of disease. Thus, stem cell banking (or, as the term is used, “cryopreservation”) at an early age provides the patient the necessary building blocks for any later regenerative medical treatments that a patient may require.

This cryopreservation strategy may offer several benefits to autologous stem cell therapy. These benefits include: low risk of tissue rejection due to the use of the patient's own cells; an on-demand tissue supply for different cellular therapies; absence of delays caused by the need to complete a histology match; and risk of donor disease transmission.

Current clinical trials suggest that stem cell therapies may have significant promise in regenerating bone, heart, and nervous tissue as well as in animal studies treating Alzheimer's disease. If these studies continue to confirm the therapeutic treatment potential, regenerative medicine may play an important role in treating a host of other diseases and conditions.

Currently, stem cell banks worldwide have focused on the cryo-storage of stem cells from a newborn’s cord blood, which must be harvested immediately after birth. While stem cells derived from cord blood offers significant therapeutic opportunities, we believe that stem cells derived from cord blood may offer limited therapeutic potential and be restricted to rebuilding blood components and the immune system without offering therapeutic opportunities to treat other degenerative diseases and conditions.

Adipose tissue (fat) on the other hand, contains stem cells (termed mesenchymal stem cells) that can be used to regenerate bone, cartilage, heart muscle, and nerve tissue.  This type of stem cell may offer opportunities for future cellular therapies for the treatment of a much broader segment of degenerative diseases and conditions (including, but not limited to, heart attack and stroke) that affect so many individuals in later life.

If we are successful in implementing our business plan and if technology and regulatory conditions allow, we seek to establish a stem cell bank that will offer the adult population the opportunity to store their own stem cells from adipose (fat) tissue in addition to cord blood. Our current plans call for us to focus initially on the development of a comprehensive, state-of-the-art, cGMP and cGTP compliant, cryogenic stem cell bank.

In contrast to stem cells derived from cord blood, stem cells from fat tissue can be readily harvested by elective liposuction and can be processed in the laboratory and frozen in multiple samples in liquid nitrogen at -196 deg.  Such stem cells can be thawed when needed for a variety of potential cellular therapies. If we are able to implement these plans, we anticipate that we may be the only company that currently focused on harvesting human stem cells from fat for the purpose of cryopreservation. This may provide us with an initial competitive advantage over our existing and future competitors. However, we anticipate that this advantage may be limited as technologies and cost factors in this industry become more clearly identified, as existing and potential future market entrants enter this segment, and as competitive conditions develop. Overall, our strategy is to:

·	Establish cGMP (Good Manufacturing Practices) and cGTP (Good Tissue Practices) compliant facility licensed by the State of California and registered with the U.S. Food and Drug Administration.

·	Develop policies and procedures for the processing stem cells for cryogenic storage. Initially, it is planned that adult stem cells will be processed from adipose tissue and cord blood stem cells will be stored in the planned facility.

·	Develop specific alliances to provide expansion of stem cells codes for specific regenerative therapies.

·	Establish and grow patient participatory research protocols and programs that may provide (with patient consent) for the use of certain stem cells in stem cell therapy development.

We are aware that our strategy is subject to change as we continually review and re-assess alternative regenerative medicine therapies, opportunities in technology, competitive conditions, the relative commercial potential of therapies, regulatory requirements, and other variables at the time that we implement our strategy. Federal regulations, principally those of the U.S. Food and Drug Administration (the FDA) directly control and use of new therapeutic treatments and medical devices in all areas of medicine. In some cases, new therapeutic regimens and medical devices require years of independent testing, validation, and certification before any therapeutic use can be undertaken. In other cases, the use of a specific therapy can be limited or require an extended period of re-testing and re-evaluation before the FDA will issue investigational and other permits. For these reasons and because we have limited financial, managerial, and marketing resources, we intend, to the extent that we are able, to refine our strategy and the plans that we make as we continually evaluate the opportunities available to us.

Where appropriate and subject to the ability of our resources, we will seek to develop alliances and joint ventures, as appropriate, that may allow it to utilize the specialized expertise of other commercial and research entities. The form, structure, and extent of these alliances have not yet been determined but our management continues to explore opportunities for such arrangements as these develop.

Since we acquired the Subsidiary, we have adopted the Subsidiary’s business plan and we intend to seek additional financing from the offering and sale of equity securities as opportunities become available. While we have had discussions with potential investors, we have not received any commitment from any broker-dealer, underwriter, investor group, or venture capital fund. The extent of any available financing, the terms of such financing, and other aspects are not known at this time. If we are successful in obtaining additional financing, there can be no assurance that it will obtain a sufficient amount of additional financing, or if it is obtained, that it can be obtained on reasonable terms in light of our current circumstances.

Marketing Plans

We intend to market and sell our planned services to medical professionals and other companies that offer potential for commercial synergies. Our Subsidiary has entered into an agreement with Cord Blood America, Inc. (CBAI), whereby CBAI will market to potential clients our subsidiary’s services of adipose stem cell banking using the Subsidiary’s planned stem cell bank facility. Under this agreement, the Subsidiary has agreed to contract with Cord Blood America Inc. to marketing adult stem cell banking to its clients. This contract involves a sharing of fees charged on a 60 / 40 basis, with 60% of the fees going to our Subsidiary and 40% going to Cord Blood America.

Our marketing plan is fairly simple and our target market includes three segments: plastic surgeons, hospitals and medical schools. We intend to reach these three target markets through advertising and promotional efforts at medical related trade shows/conventions, online websites, trade publications and independent medical marketing entities. We have not yet commenced any marketing efforts to reach these targeted segments and we have not yet prepared a marketing budget. We are aware, however, that our current financial resources may limit our ability to fully promote the products and services that we plan to offer and we anticipate that we will need to develop and refine our marketing plans further before commencing these efforts.

The primary products and services we intend to offer are: (A) our medical devices (consisting of over 192 disposable instruments used in stem cell procedures / tissue transfer procedures) and (B) the services to be provided by our planned stem cell bank.

Cord Blood Banking

We have received an oral commitment from Body Cell (an independent marketer) to market cord blood storage services through pediatricians and consumers preparing for child birth. If we are successful in completing our planned facility (which will include a processing lab) and if we are able to successfully implement our business plan, we may be able to generate sales revenues from these services in the near future.

Body Cell is currently scheduled to launch its website in September 2006 and they have indicated that their web site will include an in-house telephone call center to handle incoming telephone calls, emails and faxes. They have also assured us that the call center will include support staff to respond to questions. Using this call center, Body Cell has indicated that they will seek to use it to market and sell cord blood storage and related services. If Body Cell is successful in implementing these services, we anticipate that we may be able enter into a definitive agreement with Body Cell and develop a potential revenue base in offering our planned cord blood storage services to their customers.

Adipose Derived Stem Cell Banking

We have also entered into an agreement with Cord Blood America Inc. (OTCBB: CBAI) to market the collection of adipose (fat) derived stem cells to plastic and cosmetic surgeons. It is anticipated upon roll-out, this relationship may offer us the opportunity to utilize as many as 28 independent out-side sales representatives already in the field. If these efforts are successful, we plan to initiate a new web-site that can take orders, provide information, and respond to questions from potential customers. We have not yet completed work on the design of this planned web site, but we anticipate that the design and development of the web site will require careful planning and careful coordination with Cord Blood America to ensure that our marketing plans can be implemented on a consistent basis.

Collection of adipose (fat) tissue from which stem cells may be harvested, must be done by a physician skilled in using a Stem Cell Collection Kit. While many physicians have experience in handling adipose (fat) tissue as a part of their practice as a plastic surgeon, we will need to assist and develop their understanding and preference for the use of our kit, instruments, and our stem cell storage services, if we are obtain a sufficient market interest in our planned products and services.

After the stem cells are collected, they are prepared for cryo-preservation and storage. In order to successfully harvest stem cells intended for cryo-preservation and storage, the instruments used must be clean and free of any contaminants. To ensure that the collection process meets these requirements and to prevent difficulties that may arise in cryo-preservation and storage, we intend to provide each surgeon who undertakes to collect the stem cells, with our Stem Cell Collection Kit after the patient has entered into an agreement with us to store their stem cells with us.

We anticipate that the marketing of our planned products and services will require that we complete several steps. First, we plan to introduce our Stem Cell Collection Kits to certain key physicians so as to allow them to become familiar with our kit, the instrumentation, and our line of products. Second, we anticipate that we will need to expend significant efforts to develop physician acceptance of our kit and instruments. Third, we will need to hire and train skilled marketing personnel to develop relationships with physicians that will serve to encourage physicians to use and recommend our services to their patients. We have not, as of this date, made any estimate for the amount of funds that will be needed to complete these marketing efforts or the anticipated time frame that will be required to implement these steps.

Stem Cell / Tissue Transfer Instrumentation

If we implement successfully the steps outlined above, we will look to develop loyalty among physicians who use our Stem Cell Collection Kit and attempt to convert them to use our complete instrumentation product line. We intend, as opportunities and our financial resources allow, to rely upon the 28 out-side CBAI sales representatives already in the field to show our complete product line (consisting of over 192 disposable instruments) to other physicians, hospitals, out patient surgery centers, and plastic surgery centers. This strategy may allow us many advantages to showcase our instruments for other procedures where there is a heighten concern for the risks of cross-contamination and the need for greater predictability in tissue manipulation. We also believe that our instruments may offer greater ease of use and clean up. These features may serve to make our instruments more attractive to physicians as it allows them and their staff to be more productive. We also believe that our disposable instruments may allow the medical service provider (such as a physician, hospital, or surgery center) an opportunity to directly charge the patient for instrumentation. This may offer an additional financial incentive to encourage physician usage and loyalty in using our instruments.

In addition to our planned website and direct marketing plans, we plan to attend trade shows and conventions to further introduce and promote our planned products and services. These trade shows and conventions will likely include meetings and conventions sponsored by such groups as the American Society of Plastic Surgeons Conventions, Orthopedic Surgery, and the AAPS Annual Meeting. These efforts will be primarily focused on introducing, establishing, building, and fostering relationships with the targeted segments of physicians, hospitals, surgery centers, plastic surgery centers, and other providers of medical services. These relationships will likely become critically important to us if are to develop a sufficient and sustainable revenue base for our company from the sale of our planned products and services.

We anticipate that if we are successful in introducing and developing loyalty for our planned products and services, we will need to expend significant financial resources ranging from $500,000 to $750,000 or more for advertising and marketing expenditures over a period of at least nine months to one year or longer. There are many variables and factors that may impact the time frame and the amount of expenditures that we will need to make to introduce and develop loyalty with our targeted segments. We may need to adjust our plans and devote a larger amount of funds to these efforts over a longer period of time if we are not able to generate a sufficient volume of product acceptance and repeat sales that will allow us to achieve these objectives. In the event that we are successful in achieving these objectives, we anticipate that it may take an additional eighteen to twenty four months or longer before we may be able to achieve profitability and positive cash flow, if at all. As we assess the cost to enter a new business, with all of the uncertainties and risks associated with the offering of new products and services, while also developing, testing, and implementing marketing plans for the offering of products and services that are new, we are aware that we may be facing an ever-changing competitive environment from other, larger, and well-established competitors that may force us to examine and revise our marketing plans.

Competitive Business Conditions.

We face intense and ever-changing competition from many other established local, regional and national companies.  Many of these companies, such as Cryo-Cell International Inc., California Cryo-Bank, Cord Blood Registry, Inc. and Viacord are competitors who possess significantly greater financial, managerial, and marketing resources. Given our small size, changing technology, and our limited resources, the intensity of competition will likely continue for the foreseeable future. This may limit our ability to introduce and market our products, limit our ability to price our planned products and services, and, ultimately, our ability to generate and sustain sufficient sales revenues that would allow us to achieve profitability and positive cash flow.

These competitors have, in many cases, completed or implemented strategies that may provide them with a greater ability and a more diversified business strategy that will allow them to better respond to product and market changes and other variables in this new industry.

Competitive conditions and the industry structure are likely to further change as comparative technologies, cost factors, and regulatory issues develop. These and other risks and uncertainties are likely to have a continuing direct impact on the Registrant in implementing its business plan.

Sources of Material.

We plan to obtain source materials from a variety of vendors as the materials required by us are widely available on competitive terms and conditions.

Intellectual Property Rights

Through our Subsidiary, we have filed six provisional patent applications, one utility patent application and one international patent application. These are as follows:

1.	Cannula - This provisional patent application was filed based on the company’s intellectual property and designs relating to tubular instruments used in stem cell harvesting and tissue transfers.

2.	Tissue Transfer Cannula and Connectors - This provisional patent application was filed based on the company’s intellectual property relating to tubular instrument connectors used in conjunction with cannulae designed specifically for stem cell harvesting and tissue transfer procedures. These tissue transfer connectors will allow the transfer of tissue from a 20cc to a 3cc or 6cc or 12cc syringe for harvesting or tissue transfer procedures.

3.	Syringe Clip - This provisional patent application was filed based on the company’s intellectual property relating to a locking device used with syringes which are connected to smaller size cannulae in stem cell harvesting and tissue transfer procedures. This syringe clip is designed to hold and lock the plunger on the Monoject 3cc, 6cc, 12cc, and 20cc syringes. By locking the plunger in place it protects the harvested cells until processing.

4.	Syringe Clip - This provisional patent application was filed based on the company's intellectual property relating to a locking device used with syringes which are connected to larger sized cannulae in stem cell harvesting and tissue transfer procedures. This syringe clip is designed to hold and lock the plunger on the Monojet 60cc syringe. By locking the plunger it protects the harvested cell until processing.

5.	Tissue Transer Cannula and Connectors - This provisional patent application was filed based on the company's intellectual property relating to the tubular instrumentation system used in stem cell harvesting and tiss transfer prodecures. This transfer system is used to transfer human tissue from a 60cc syringe to a 35cc or 20cc syringe for tissue transfer.

6.	Cannula Handle and Storage System - This provisional patent application was filed back on the company's intellectual property relating to a locking device used with syringes which are connected to cannulae in stem cell harvesting and tissue transfer procedures. This cannual handle will reduce hand and arm fatigue. The handle will allow a proper flow of tissue through the cannula using an aspirator or a pull syringe.

7.	Tissue Transfer Cannula and Connectors - This utility patent application was filed based on the company's previously filed provisional patent application relating to the aforementioned intellectual property pertaining to tubular instruments locking device used with syringes which are connected to cannulae in stem cell harvesting and tissue transfer procedures.

8.	Tissue Transfer Cannula and Connectors - This international utility patent application was filed in conjuntion with the utility patent application mentioned in item #7.

While we believe that we are able to claim and defend our intellectual property rights, we have not obtained any independent evaluation of our intellectual property rights and we have no plans to obtain any such evaluation in the near future. In the event that our intellectual property rights are challenged or claims of infringement are asserted, there can be no assurance that we will prevail or, if we do prevail, that we will not result in significant and protracted litigation, one or more injunctions or other orders that serve to limit our ability to utilize our intellectual property or otherwise result in us becoming liable for the payment of past and future royalties to others. This may lead to significant and protracted losses beyond our financial abilities.

Government Regulations

The U.S. Food and Drug Administration (FDA) requires that all human tissue and cellular products be manufactured according to Good Tissue Practice (cGTP). FDA code of Federal regulations 21 CFR part1271 was effective May 2005). As currently planned, the Registrant, through its Subsidiary, plans to manufacture human cellular based products for future, as yet undefined, medical treatments in accordance with this regulation. Good tissue practices requires that all tissue based and cellular products be manufactured to minimize the transmission of diseases including hepatitis and HIV. All tissue banks (including those banking cellular based products) must register with the FDA prior to commencement of such product manufacture and their associated services and be compliant.

We anticipate that we will be required to register with the FDA under the Public Health Service Act to satisfy the regulatory requirements involving the storage of stem cells and other tissue. These regulatory requirements apply to all establishments engaged in the recovery, processing, storage, labeling, packaging, or distribution of any Human Cells, Tissues, and Cellular and Tissue-Based Products (HCT/Ps) or the screening or testing of a cell or tissue donor. Stem cell banking is also subject to State Regulations. We will be applying initially for a California State License.

Registration with the FDA

Prior to registering, the Registrant and all building construction and laboratory infrastructure that are used in these activities must be complete as well having a comprehensive quality system in place compliant with FDA cGMP and cGTP regulations. The Registrant anticipates completing building and laboratory improvements by September 2006 and a compliant quality system will be in place also at this time, although there is no assurance that the Registrant will do so. FDA registration will occur on completion of the above and is considered complete at time of receipt and recording by this Agency.

California State licensure

If we are able to complete the construction and tenant improvements, and purchase and install the necessary equipment and fixtures at our planned facility, and to the extent that we are able, we will seek to obtain registration for licensure in the State of California simultaneously with that of the FDA. We anticipate that our registration will be complete upon receipt of the application and fees by the State of California Department of Health. We currently anticipate receiving necessary licenses from the State of California after the facility is inspected and approved. In that event, we anticipate that we may obtain a state license within approximately two to six weeks after receipt of application, based on our current assessments and the information we have received from Department of Health.

We are aware that despite these plans and the information that we have developed regarding regulatory and licensing requirements, regulatory and licensing requirements are subject to continuing changes. The U.S. Food and Drug Administration (FDA) regulates companies or other businesses engaged in the manufacture of human tissue or cellular products. Currently, these products must be manufactured in compliance with the FDA 21CFR part 1271. This regulation seeks to minimize the risk of transmission of diseases that can be transmitted due to transplantation or transfusion of human tissue or cellular products such as hepatitis and HIV. These Federal regulations may have an adverse impact on the current stem cell banking industry. There is significant cost associated with compliance to any code of Federal regulations (CFR). Only those companies that have the financial resources to implement and maintain comprehensive quality programs for both Good Manufacturing Processes (cGMPs) and Good Tissue Practice (cGTP) will be able to establish such a business.  While we believe that our plans, if implemented successfully, will allow us to satisfy our obligations under these regulations, we cannot assure you that we will continue to satisfy federal and state regulatory requirements or that the cost of satisfying these and future regulatory requirements can be achieved without undue and unacceptable expense to us.

The environmental laws that impact us currently concern the following:

1.	Disposition of biohazardous waste.

2.	Emission control from an electricity generator to be installed for backup power at the planned facility.

Biohazardous waste (human tissue, blood and other body fluids) will be disposed of according to laws of the State of California. State licensed contactors will be used.  The cost of biohazardous waste disposal is proportional to the weight of biohazardous material generated in a facility.  It is estimated that in the start-up phase of our planned operations that the cost attributable to disposal of biohazardous waste will be approximately $1000 per month.  No other waste material, such as chemical or radioactive waste will be generated at our planned facility.

The State of California requires that all electrical generators utilizing fossil fuels be in compliance with all State and local clean air requirements. A new generator will need to be installed at our planned facility that will comply with all Federal, State and local regulations. No significant budgetary impact is foreseen on the cost of acquisition of back-up power at our planned facility that will be in compliance with all local, State and Federal regulations.

Number of Employees

We currently employ nine (9) full time employees and 1 part time employee. None of our employees covered by a collective bargaining agreement and we believe that we have an excellent relationship with our employees.

Our Financial Strategy

We anticipate that we will require at least $1,500,000 to $2,000,000 in additional financing or more to implement our business strategy. While we have had discussions with potential sources of additional financing, we cannot assure you that we will be successful in obtaining additional capital, or if we obtain additional capital, that we can do so on reasonable terms in light of our current circumstances.

Further and in the event that we obtain the additional financing to implement our strategy, we anticipate that it may take 12 or 18 months or more before we may able to develop sufficient sales revenue before operating and other losses may be minimal.

Our current plans are subject to change as we review and re-evaluate opportunities in the marketplace. However, in the event that we are successful in obtaining additional financing in sufficient amounts, if we are able to obtain additional financing on reasonable terms, and if we can successfully implement our business plan, we intend to undertake the following research and development activities over the period beginning on July 5, 2006 and ending on January 2, 2007:

(a)	Complete Sorrento Mesa stem cell bank and cryogenic research facility expansion.

(b)	Complete all cGMP and cGTP quality systems for our Sorrento Mesa facility.

(c)	Complete all FDA requirements on instrumentation.

These time frames and our objectives are subject to change as we review and re-evaluate market conditions and opportunities.

Industry Overview

The structure of the medical device industry is populated with many large international manufacturers, including domestic, U.S.-based companies, several large European-based manufacturers (primarily based in the United Kingdom, the Netherlands, and Germany) and a growing and enterprising group of Japanese and South Korean manufacturers. Some of these companies have publicly announced and implemented plans to enter into the business of developing live tissue transfer medical devices and actively conduct stem cell research, while others have the managerial, financial and other resources that may make their entry into the market likely in the future.

The cryogenic stem cell storage industry is an embryonic state of development. Because of the early stage of the stem cell industry’s development, the commercial development of the industry has been limited in many respects as research and development programs have proliferated and despite the enormous publicity given to stem cell research and the international efforts that have gained significant clinical and governmental attention, the industry structure is fluid and uncertain as new market entrants and existing members of the industry focus on ever-changing opportunities.

Some industry participants are focused solely on certain aspects of the industry while others seek to provide services to stem cell development companies.

Several existing market participants that focus on stem cell research seek to develop and commercialize stem cell therapeutics to treat and possibly cure a range of human diseases while others have focused more narrowly on a limited number of related human diseases.

We anticipate that the structure of the industry will change as a result of changing technology, new discoveries of therapeutic modalities, the ever-changing effect of competitive conditions and government regulations, and other factors that are beyond our control.

Our Subsidiary currently has outstanding debts of approximately $800,000 to its former owner, Bio-Matrix Scientific Group, Inc., a Delaware corporation (the Seller). These unsecured debts arose as a result of the financing that the Seller provided to our Subsidiary prior its sale to us. We are currently negotiating terms upon which these debt obligations can be satisfied.

We are looking to continue to expand and grow and, to the extent that we are able, we seek to raise significant additional capital through the offering and sale of our securities. While there can be no guarantee that we will be successful in these efforts, our success will depend, to a large extent, on our ability to demonstrate that our management and business plan can attract additional financing. The cost and the amount of dilution that we may incur, if we are successful, can not be predicted and there is no guarantee that we will obtain or receive additional capital on terms that are reasonable in light of our current circumstances.

Legal Proceedings

We are not subject to any pending legal proceeding, nor are we aware of any threatened claims against us.

Compensation of Officers and Directors

The Board of Directors of the Registrant has authorized the compensation of its officers with the following annual cash salaries.

SUMMARY COMPENSATION TABLE(1)
		Annual Compensation			Long-Term Compensation

					Awards Payouts

Name and Principal Position (a)	Year (b)	Salary ($)(c)	Bonus ($)(d)	Other Annual Compen- sation ($)(e)*	Restricted Stock Awards(1) (s)($)(f)		Securities Underlying Options/ SARs (#)(g)	LTIP Payouts ($)(h)	All Other Compen- sation(2) ($)(i)

Dr. David R. Koos, Chief Executive Officer, Chairman	2005	$0	$0	$0		$0	0	$0	$0
Brian Pockett Chief Operating Officer, and Director	2005	$0	$0	$0	$		0	$0	$0

All Directors as a Group (2 persons)	2005	$0	$0	$0		$0		$0	$0
Footnote:

(1) The amounts shown reflect the compensation paid to the officers and directors of Bio-Matrix Scientific Group, Inc., a Nevada corporation (our Subsidiary) for the periods shown, since the incorporation of our Subsidiary on August 1, 2005.

RISK FACTORS

In General. The purchase of shares of the Registrant’s common stock is very speculative and involves a very high degree of risk. The Registrant’s business organization and structure all involve elements of risk. In many instances, these risks arise from factors over which the Registrant will have little or no control. Some adverse events may be more likely than others and the consequence of some adverse events may be greater than others. No attempt has been made to rank risks in the order of their likelihood or potential harm. In addition to those general risks enumerated elsewhere, Investors should also consider the following factors Since an investment in the Registrant is suitable only for the persons who can afford the loss of their entire investment. Accordingly, investors should carefully consider the following risk factors, as well as other information set forth herein, in making an investment decision with respect to securities of the Registrant.

1) The market price of our common stock may fluctuate significantly.

The market price of our common shares may fluctuate significantly in response to factors, some of which are beyond our control, such as:

·	the announcement of new technologies by us or our competitors;

·	developments concerning new stem cell therapeutics;

·	quarterly variations in our and our competitors’ results of operations;

·	changes in earnings estimates or recommendations by securities analysts;

·	developments in our industry; and

·	general market conditions and other factors, including factors unrelated to our own operating performance.

·	Changing regulatory exposure, laws, rules and regulations which may change.

·	tax incentives and other changes in the tax code.

Further, the stock market in general has recently experienced extreme price and volume fluctuations. Continued market fluctuations could result in extreme volatility in the price of our common shares, which could cause a decline in the value of our common shares. You should also be aware that price volatility might be worse if the trading volume of our common shares is low.

2) Because our Subsidiary became public by means of a reverse Acquisition, we may not be able to attract the attention of major brokerage firms.

Additional risks may exist since we became public through a “reverse acquisition.” Security analysts of major brokerage firms may not cover us since there is no incentive to brokerage firms to recommend the purchase of our common stock. Unlike companies that become a “public company” by way of filing a registration statement to register shares of their common stock in a traditional public offering, we have little if any public disclosure regarding our company and our business. As a result, the market may have only a limited interest in our company and in our future prospects. No assurance can be given that brokerage firms will want to conduct any secondary offerings on our behalf in the future or that our common stock will generate any broad market interest in our company. For these and other reasons, there may only be a limited and sporadic market for our common stock and if any market does develop, there is no guarantee that any such market will be sustained.

3) Trading of our common stock is limited.

Trading of our common stock is currently conducted on the OTC Bulletin Board. Trading in our stock has historically been limited and sporadic with no continuous trading market over any long or extended period of time. This has adversely effected the liquidity of our securities, not only in terms of the number of securities that can be bought and sold at a given price, but also through delays in the timing of transactions and reduction in security analysts' and the media's coverage of us. This may result in lower prices for our common stock than might otherwise be obtained and could also result in a larger spread between the bid and asked prices for our common stock. Further, since our common stock is traded only on the OTC Bulletin Board there will likely be only limited liquidity and investors will not likely have the ability to purchase or sell our common stock in any significant quantities. This too will sharply limit interest by individual and institutional investors.

4) Because it is a “penny stock,” it will be more difficult for you to sell shares of our common stock.

In addition, our common stock is a “penny stock.” Broker-dealers who sell penny stocks must provide purchasers of these stocks with a standardized risk-disclosure document prepared by the SEC. This document provides information about penny stocks and the nature and level of risks involved in investing in the penny-stock market.

In the absence of a security being quoted on NASDAQ, or the Company having $2,000,000 in net tangible assets, trading in the Common Stock is covered by Rule 3a51-1 promulgated under the Securities Exchange Act of 1934 for non-NASDAQ and non-exchange listed securities. Under such rule, broker/dealers who recommend such securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or an annual income exceeding $200,000 or $300,000 jointly with their spouse) must make a special written suitability determination for the purchaser and receive the purchaser's written agreement to a transaction prior to sale.

Securities are also exempt from this rule if the market price is at least $5.00 per share, or for warrants, if the warrants have an exercise price of at least $5.00 per share. The Securities Enforcement and Penny Stock Reform Act of 1990 requires additional disclosure related to the market for penny stocks and for trades in any stock defined as a penny stock. The Commission has recently adopted regulations under such Act which define a penny stock to be any NASDAQ or non-NASDAQ equity security that has a market price or exercise price of less than $5.00 per share and allow for the enforcement against violators of the proposed rules. In addition, unless exempt, the rules require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule prepared by the Commission explaining important concepts involving the penny stock market, the nature of such market, terms used in such market, the broker/dealer's duties to the customer, a toll-free telephone number for inquiries about the broker/dealer's disciplinary history, and the customer's rights and remedies in case of fraud or abuse in the sale. Disclosure also must be made about commissions payable to both the broker/dealer and the registered representative, current quotations for the securities, and if the broker/dealer is the sole market-maker, the broker/dealer must disclose this fact and its control over the market.

Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. While many NASDAQ stocks are covered by the proposed definition of penny stock, transactions in NASDAQ stock are exempt from all but the sole market-maker provision for (i) issuers who have $2,000,000 in tangible assets ($5,000,000 if the issuer has not been in continuous operation for three years), (ii) transactions in which the customer is an institutional accredited investor and (iii) transactions that are not recommended by the broker/dealer. In addition, transactions in a NASDAQ security directly with the NASDAQ market-maker for such securities, are subject only to the sole market-maker disclosure, and the disclosure with regard to commissions to be paid to the broker/dealer and the registered representatives.

Finally, all NASDAQ securities are exempt if NASDAQ raised its requirements for continued listing so that any issuer with less then $2,000,000 in net tangible assets or stockholder's equity would be subject to delisting. These criteria are more stringent than the proposed increased in NASDAQ's maintenance requirements.

Since a broker must also give a purchaser, orally or in writing, bid and offer quotations and information regarding broker and salesperson compensation, make a written determination that the penny stock is a suitable investment for the purchaser, and obtain the purchaser’s written agreement to the purchase. The penny stock rules may make it difficult for you to sell your shares of our stock. Because of the rules, there is less trading in penny stocks. Also, many brokers choose not to participate in penny-stock transactions. Accordingly, you may not always be able to resell shares of our common stock publicly at times and prices that you feel are appropriate.

5) There may be a significant number of shares of our common stock eligible for sale, which could depress the market price of our stock.
Some or all of our shares may be offered from time to time in the open market pursuant to Rule 144, and these sales may have a depressive effect on the market for our common stock. In general, a person who has held restricted shares for a period of one year may, upon filing with the SEC a notification on Form 144, sell into the market common stock in an amount equal to the greater of 1 percent of the outstanding shares or the average weekly number of shares sold in the last four weeks prior to such sale. Such sales may be repeated once each three months, and any of the restricted shares may be sold by a non-affiliate after they have been held two years.

Risks Related to Our New Business

6) We currently have no revenues and will need to raise additional capital to operate our business.

To date, we have not derived any revenues from cryogenic storage of stem cells or from the development of medical devices used in live tissue transfer and stem cell research. We have limited assets and we have generated capital to implement our business strategy from financing rounds that we have conducted prior to the close of the Acquisition Agreement. We will likely need additional financing which may not be available on favorable terms, if at all. However, changes may occur that would consume our existing capital prior to that time, including the progress of our research and development efforts, changes in governmental regulation and acquisitions of additional product candidates. If we are unable to raise additional funds in the future on acceptable terms, or at all, we may be unable to complete planned developments or obtain sufficient funds to complete existing properties we have already begun to explore and drill. In addition, we could be forced to discontinue development of our existing properties, reduce or forego other properties and forego attractive business opportunities. Any additional sources of financing will likely involve the sale of our equity securities, which will have a dilutive effect on our stockholders.

7) Tasco Holdings International, Inc. is not currently profitable and may never become profitable.

We have a history of losses in Tasco Holdings International, Inc.. We may experience substantial losses and negative operating cash flow for the foreseeable future, and we may never achieve or maintain profitability as a public company. Even if we succeed in developing and commercializing one or more of our properties, we could incur substantial losses for the foreseeable future and may never become profitable. We also expect to continue to incur significant operating and capital expenditures and anticipate that our expenses will increase substantially in the foreseeable future as we:

·	continue to undertake development of our current and new prospects;

·	seek regulatory approvals for our prospects where required;

·	implement additional internal systems and infrastructure; and

·	hire additional personnel

We also expect to experience negative cash flow for the foreseeable future as we fund our operating losses and capital expenditures. As a result, we will need to generate significant revenues in order to achieve and maintain profitability. We may not be able to generate these revenues or achieve profitability in the future. Our failure to achieve or maintain profitability could negatively impact the value of our stock.

8) We have a limited operating history upon which to base an investment decision.

Our Subsidiary, Bio-Matrix Scientific Group, Inc., a Nevada corporation, is an early-stage company that was founded on August 1, 2005. To date, we have not demonstrated an ability to perform the functions necessary for the successful commercialization of (A) cryogenic storage of stem cells; and (B) the development of medical devices used in live tissue transfer and stem cell research. The successful commercialization of our planned business will require us to perform a variety of functions, including:

·	continuing to undertake development and testing;

·	participating in regulatory approval processes where required;

·	formulating new technologies for innovative approaches to meet technological challenges; and

·	implementing strategies that allow us to exploit commercial opportunities without undue risks and uncertainties as markets and product prices change.

Our operations have been limited to organizing and staffing our company, acquiring, developing and securing our technology and undertaking, through third parties, testing of our principal product candidates. These operations provide a limited basis for you to assess our ability to commercialize our product candidates and the advisability of investing in our securities.

 9) The stem cell cryogenic storage industry and the live tissue transfer medical device industry are very expensive, time-consuming and difficult to implement successfully.

In order to achieve success, we must offer products and services in a highly competitive market that we can acquire with limited resources. This is an expensive and time consuming process. Failure can occur at any stage of process, and we could encounter problems that cause us to abandon or repeat the analysis if we are either unable to complete the acquisition or the information proves the prospect to be unworthy. The commencement and completion of such analysis and testing may be delayed by several factors, including:

·	unforeseen safety and efficacy issues;

·	determination of equipment and personnel issues;

·	lack of efficacy of a technology after thorough analysis;

·	slower than expected technology implementation;

·	competitive conditions that change the perceived conditions for proposed product and service sales and the margins that may be available from said sales; and

·	inability to compete the process by virtue of litigation or other possible legal interference with the company, the technology or the revenue.

10) Our development programs depend upon third-party specialists who are outside our control.

We depend upon independent specialists, to conduct research and analysis of the technology, efficacy, and overall review of our planned products and services. These collaborators are not our employees and we cannot control the amount or timing of resources that they devote to our programs. These collaborators may not assign as great a priority to our programs or pursue them as diligently as we would if we were undertaking such programs ourselves. If outside collaborators fail to devote sufficient time and resources to our prospects, or if their performance is substandard, flawed or the results simply do not meet expectations, our limited financial resources will be severely strained. These collaborators may also have relationships with other commercial entities, some of whom may compete with us who have significantly greater resources and likely have longer relationships with our specialists. If our collaborators assist our competitors at our expense, our competitive position would be harmed.

11) We may not successfully manage our growth.

Our success will depend upon the expansion of our operations and the effective management of our growth, which will place a significant strain on our management and on our administrative, operational and financial resources. To manage this growth, we must expand our facilities, augment our operational, financial and management systems and hire and train additional qualified personnel. If we are unable to manage our growth effectively, our business would be harmed.

12) We may incur substantial liabilities and may be required to limit commercialization of our products in response to liability lawsuits.

Stem cell and medical device products and their development are inherently risk generating. The potential liabilities we could incur relate to technology, and the unknown effect of stem cell therapies and could be potentially fatal to us if we did not have sufficient insurance to cover the exposure in any case or series of cases. If we cannot successfully defend ourselves against liability claims, we may incur substantial liabilities or be required to limit our future activities.

13) We rely on key executive officers and technological advisors, and their knowledge of our business and technical expertise would be difficult to replace.

We are highly dependent on our principal technologies, regulatory environment and key officers. We do not have “key person” life insurance policies for Dr. David R. Koos or Brian Pockett or any of our other key employees. The loss of the technical knowledge and management and industry expertise of any of our key personnel could result in delays in product development, loss of customers and sales and diversion of management resources, which could adversely affect our operating results. There can be no guarantee that we will ever obtain any “key person” life insurance for any of our officers in the future.

14) If we are unable to hire additional qualified personnel, our ability to grow our business may be harmed.

We will need to hire additional qualified personnel with expertise in testing, research and testing, government regulation, formulation and manufacturing and sales and marketing. We compete for qualified individuals with numerous biotechnology companies, universities and other institutions. Competition for such individuals is intense and we cannot be certain that our search for such personnel will be successful. Attracting and retaining qualified personnel will be critical to our success.

15) Lack of Independent Evaluation of Business Plan

Neither the Registrant no the Subsidiary has obtained any independent or third party professional evaluation of its business plan and we do not anticipate obtaining any independent evaluation of our business plan in the near future. As a result, all of our plans and strategies will be entirely dependent upon the evaluation of our existing management.

16) Limited Financial Resources

We are a small early-stage company and we have limited financial resources. While we believe that we have some significant growth opportunities, our ability to grow will likely be constrained by our limited financial resources.

17) Operating Losses & Lack of Operating History

Bio-Matrix Scientific Group, Inc., a Nevada corporation, our Subsidiary, has had a limited operating history. Since our inception, we have incurred significant and continuing operating losses. While we believe that our business plan, if successfully implemented, may hold the promise of achieving profitability, our lack of a substantial operating history provides only a limited basis to forecast anticipated revenues and expenses. As a result, we will likely incur additional losses in the future. There is no assurance that our operations will be successful or that we will become profitable in the future.

18) Uncertainties & Limited Revenues.

Bio-Matrix Scientific Group, Inc., a Nevada corporation, our Subsidiary, has expended substantial resources to develop and implement its business strategy. There can be no assurance, however, that we will not need to continue to make further investments or that we will become successful in generating and sustaining revenues with any profitability or positive cash flow in the near future.

19) Current Financial Structure, Minimal Equity, Limited Working Capital & Need for Additional Financing.

We have only limited Shareholder Equity and only limited working capital. While our management believes that our new financial policies have been prudent, our substantial reliance on these policies may impose significant financial risks on us to meet operating, development, and marketing goals. There can be no assurance that we will be successful in continuing to meet its cash requirements from existing operations, or in raising a sufficient amount of additional capital or if we are successful, that we will be able to achieve our objectives on reasonable terms in light of our current circumstances.

20) Subordinate to Existing and Future Debt and Preferred Stock.

All of our Common Stock is subordinate to the claims of our existing and future creditors and any preferred stock that we may issue in the future. Since we have only limited equity and limited liquidity, the Company may face significant cash shortages from time to time and this creates financial risks that may directly and adversely impact the value of our Common Stock.

21) Concentration & Lack of Diversification.

Our business is primarily focused on the business and strategy of Bio-Matrix Scientific Group, Inc., a Nevada corporation, our Subsidiary. While we believe that our strategy is comprehensive and that the our plans hold a strong potential for success, in the event that we are not able to attract additional capital at a reasonable cost basis and otherwise successfully implement our plans, any investor who acquires our Common Stock will lose all or substantially all of their investment.

22)  Control.

Approximately 78.24% of our outstanding common stock is held by Bio-Matrix Scientific Group, Inc., a Delaware corporation (the “Seller”) that sold to us Bio-Matrix Scientific Group, Inc., a Nevada corporation (the “Subsidiary”). On this basis, the Seller, can effectively control the Registrant and there is little opportunity for any other existing stockholder to have any meaningful influence on the Registrant.

23) Conflicts of Interest.

Prior to our purchase of our Subsidiary, the Subsidiary was owned and controlled by Bio-Matrix Scientific Group, Inc., a Delaware corporation, (“BMXP”) and during this period, BMXP provided services, capital, and management to our Subsidiary in various agreements and transactions. Further, BMXP owns approximately 78.24% of our outstanding common stock and we anticipate that we will likely have further agreements and transactions with BMXP in the future. In the case of the agreements and transactions entered into before we acquired the Subsidiary and those agreements and transactions entered into after the acquisition, a conflict of interest can be said to exist. This is particularly apparent as we resolve financial debts owing to BMXP and the efforts that will be required to resolve them. A conflict of interests exists whenever a party has an interest on both sides of a transaction. While we believe that we have and will take prudent and appropriate steps to ensure that all agreements and transactions between us and BMXP are fair, reasonable, and no different than the terms that would be obtained in an arms-length transaction with a third party, there can be no assurance that we will always be successful in achieving this objective.

24)  Competition

We face intense competition from various domestic and international stem cell and medical device manufacturers that are well-established in the marketplace. Each of these competitors will likely continue to maintain a strong position in the overall market. In addition, most of our competitors have substantially greater financial and managerial resources than we currently have or may have in the foreseeable future.

25) General Risks of Investing in Early-Stage Business.

We are an early-stage company and while management believes that we can successfully implement the business plan developed by Bio-Matrix Scientific Group, Inc., a Nevada corporation (which has become our wholly-owned subsidiary), our plan of operation is subject to ever-changing technological, competitive, and regulatory variables, uncertainties, technology trends, and other factors beyond the its control. For these and other reasons, the purchase of our Common Shares should only be made by persons who can afford to lose their entire investment.

DESCRIPTION OF CAPITAL STOCK

Under the provisions of our Certificate of Incorporation, we are authorized to issue up to 80,000,000 shares of our Common Stock (par value $0.0001) and up to 20,000,000 shares of our Preferred Stock (par value $0.0001). Currently, we have 12,780,000 shares of our Common Stock outstanding and no shares of our Preferred Stock outstanding.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information known to the Registrant with respect to the beneficial ownership of each class of the Registrant’s capital stock as of July 3, 2006 for (1) each person known by the Registrant to beneficially own more than 5% of each class of the Registrant’s voting securities, (2) each executive officer, (3) each of the Registrant’s directors and (4) all of the Registrant’s executive officers and directors as a group. The number of shares beneficially owned is determined under rules promulgated by the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares that power with that person’s spouse) with respect to all shares of capital stock listed as owned by that person or entity.

(1) Title Of Class	(2) Name And Address Of Beneficial Owner	(3) Amount And Nature Of Beneficial Owner (1)	(4) Percent Of Class(1)(2)

Common Stock	Dr. David R. Koos, CEO, President & Chairman 8885 Rehco Road San Diego, California 92121	0	--%
Common Stock	Brian Pockett, COO, Vice President & Director 8885 Rehco Road San Diego, California 92121	0	--%
Officers and Directors As a Group (2 Persons)		0	--%

Common Stock	Bio-Matrix Scientific Group, Inc. 1010 University Avenue, Suite 40 San Diego, California 92103	10,000,000	78.24%

Footnote:
(1)
"Beneficial Owner" means having or sharing, directly or indirectly (i) voting power, which includes the power to vote or to direct the voting, or (ii) investment power, which includes the power to dispose or to direct the disposition, of shares of the common stock of an issuer. The definition of beneficial ownership includes shares underlying options or warrants to purchase common stock, or other securities convertible into common stock, that currently are exercisable or convertible or that will become exercisable or convertible within 60 days. Unless otherwise indicated, the beneficial owner has sole voting and investment power.

(2)
Percentages are based on 12,780,000 shares outstanding on July 3, 2006. There are no outstanding warrants, rights, or options to purchase the Company’s common stock. A former Director, Glen DeVore, owns 550,000 shares or 4.34% of the Company’s common stock as of July 3, 2006.

ITEM 5.01 .CHANGES IN CONTROL OF REGISTRANT
As a result of the Acquisition Agreement described in Item 2.01 of this 8-K, the Seller became the holder of approximately 78.24% of the outstanding common stock of the Registrant.

 ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

As previously reported on Form 8-K dated June 19, 2006, pursuant to the terms of the Acquisition Agreement, John Lauring, a Director and officer of Tasco and Glen Devore, a Director of Tasco, resigned their positions as Directors and officers with Tasco.

As previously reported on Form 8-K dated 19 , 2006, on June 14, 2006, Dr. David R. Koos and Mr. Brian Pockett were each elected a Director of Tasco. On June 19, 2006, Tasco’s Board of Directors elected Dr. David R. Koos as Chief Executive Officer and President of Tasco and Mr. Brian Pockett as Chief Operating Officer and Vice President of Tasco.

Name	Age	Position

Dr. David R. Koos	48	Chief Executive Officer, President, and Chairman
Brian Pockett	54	Chief Operating Officer, Vice President and Director

Dr. David R. Koos, Chief Executive Officer, President, and Chairman

Dr. David R. Koos has been involved with investment banking, venture capital, and investor relations for the past 20 years. He is currently Chairman, CEO, and acting CFO of Frezer, Inc. and Chief Executive Officer of Bio-Matrix Scientific Group, Inc., a Delaware corporation (the Seller). He has worked with major Wall Street investment banks and was a Vice-President of Investments with Sutro & Co., Everen Securities, and Dean Witter. Dr. Koos is also the Founder and a Director of Venture Bridge, Inc. and his professional experience includes Co-Founder, Director, President, and Managing Director of Cell Source Research, Inc. He serves concurrently as a Director of Venture Bridge, Inc., a private business development company, President and Managing Director of Cell Source Research, Inc. Dr. Koos is also Chairman and Chief Executive Officer of Frezer, Inc., a publicly-held company. Dr. Koos holds a Series 7 and a Series 24 securities license. Dr. Koos holds a Ph.D. degree in Economic Sociology, a DBA in Corporate Finance, both from Atlantic International University. In addition, Dr. Koos holds M.A. degree in Economic Sociology from the University of California, Riverside, California and is currently pursuing a Doctor of Business Administration (DBA) degree in Financial Management from Northcentral University.

Brian Pockett, Chief Operating Officer, Vice President, and Director

Mr. Brian Pockett has over 29 years of professional experience in operations, marketing, sales, and financial and grant development. He is currently Managing Director and Chief Operating Officer of Bio-Matrix Scientific Group, Inc., a Delaware corporation (the Seller) and Managing Director and Chief Operating Officer of Frezer, Inc. Mr. Pockett was the Founder of PD&C, a private consulting firm and has served as a consultant to some of the largest companies in North America, including Disney, SONY, Nintendo, Acclaim Entertainment, and UFO. His work has included global distribution, product development, commercialization, investment, and intellectual properties. Mr. Pockett holds a B.A. degree from Azusa Pacific University and a Theology Degree from Crestmont Seminary.

Employment Agreements with Principal Officers and Directors

The Registrant has not currently entered into any employment agreement with any of its officers or Directors.

 ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial statements of businesses acquired.
Audited financial statements for Bio-Matrix Scientific Group, Inc. a Nevada corporation for the fiscal year ending December 31, 2005 are included hereto. Interim Financial Statements of Bio-Matrix Scientific Group, Inc., a Nevada corporation , for the period ended March 31, 2006 will be filed by amendment to this Current Report on Form 8-K on or before August 14, 2006.

(b) Pro forma financial information.
Pro forma financial statements will be filed by amendment to this Current Report on or before August 14, 2006.

BIO-MATRIX SCIENTIFIC GROUP, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMETS
FOR THE YEAR ENDED DECEMBER 31, 2005

NOTE 1.    ORGANIZATION AND DESCRIPTION OF BUSINESS

Bio-Matrix Scientific Group, Inc. is in the business of designing, developing, and marketing medical devices, specifically disposable instruments used in stem cell extraction and tissue transfer procedures and operating cryogenic cellular storage facilities, specifically stem cell banking facilities. The Company was incorporated under the laws of the State of Nevada on August 1, 2006 as Bio-Matrix Medical Technology, Inc. and subsequently changed its name to Bio-Matrix Scientific Group, Inc. on October 21, 2005.

NOTE 2.    SIGNIFICANT ACCOUNTING PRINCIPLES DEVELOPMENT STAGE COMPANY

The Company is in the development stage in accordance with Financial Accounting Standards Board Statements of Financial Accounting Standards ("SFAS") No. 7 Accounting and Reporting by Development Stage Enterprises.

A.     USE OF ESTIMATES

The preparation of financial statements in accordance with generally accepted accounting principles permits management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

B.     DEVELOPMENT STAGE

The Company is a development stage company and continues to devote substantially all of its efforts in the development of its plan to operate in the field of the development, manufacture and marketing of medical devices and the operation of cellular storage facilities, specifically stem cell banking facilities.

C.     CASH AND CASH EQUIVALENTS

The Company considers all highly liquid securities with original maturities of three months or less when acquired, to be cash equivalents.

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D.     PROPERTY AND EQUIPMENT

Property and equipment is recorded at cost. Maintenance, repairs, and minor renewals are expensed as incurred. When property and equipment are retired or otherwise disposed, the related cost and accumulated depreciation are eliminated and any gain or loss on disposition is reflected in current operations. Depreciation is accounted for on the straight-line method over the estimated useful lives of the assets, which ranges generally from three to five years. Property and equipment is shown net of accumulated depreciation of $140. Depreciation is provided at the time property and equipment is placed in service using the straight-line method over the estimated useful lives of the assets, which is between 3 to 5 years. The equipment has not been placed in Service as of December 31, 2005 therefore no depreciation has been taken.

E.     EARNINGS (LOSS) PER SHARE

In February 1997, the FASB issued SFAS No. 128, “Earnings Per Share”, which specifies the computation, presentation and disclosure requirements for earnings (loss) per share for entities with publicly held common stock. SFAS No. 128 supersedes the provisions of APB No. 15, and requires the presentation of basic earnings (loss) per share and diluted earnings (loss) per share. The Company has adopted the provisions of SFAS No. 128 since inception.

Basic net loss per share amounts is computed by dividing the net loss by the weighted average number of common shares outstanding. Diluted loss per share contemplates a complete conversion to common shares of all convertible instruments.

F.     RESEARCH AND DEVELOPMENT COSTS

Research and development costs are charged to expense as incurred.  Research and development costs include internal costs and payments to consultants.

G.     INCOME TAXES

The Company accounts for income taxes under the statement of Financial Accounting Statement No. 109, Accounting for Income Taxes,’ (“SFAS109). Under SFAS 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement-carrying basis.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates are recognized in the income in the period that included the enactment date.  There were no current or deferred income tax expenses or benefits due to the fact that the Company did not incur income tax expense for the period from inception through December 31, 2005.

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H.     NEW ACCOUNTING PRONOUNCEMENTS

In November 2004, the Financial Accounting Standards Board (FASB) issued SFAS 151, Inventory Costs - an amendment of ARB No. 43, Chapter 4. This Statement amends the guidance in ARB No. 43, Chapter 4, "Inventory Pricing," to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). Paragraph 5 of ARB 43, Chapter 4, previously stated that "under some circumstances, items such as idle facility expense, excessive spoilage, double freight, and re-handling costs may be so abnormal as to require treatment as current period charges{ellipsis}" This Statement requires that those items be recognized as current-period charges regardless of whether they meet the criterion of "so abnormal." In addition, this Statement requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. This Statement is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. Management does not believe the adoption of this Statement will have any immediate material impact on the
Company.

On December 16, 2004, the Financial Accounting Standards Board ("FASB") published Statement of Financial Accounting Standards No. 123 (Revised 2004), Shared-Based Payment ("SFAS 123R). SFAS 123R requires that compensation cost related to share-based payment transactions be recognized in the financial statements. Share-based payment transactions within the scope of SFAS 123R include stock options, restricted stock plans, performance-based awards, stock appreciation rights, and employee share purchase plans. The provisions of SFAS 123R are effective as of the first interim period that begins after June 15, 2005. Accordingly, the Company implemented the revised standard in the third quarter of fiscal year 2005. Currently, the Company accounts for its share-based payment transactions SFAS 123R.

On December 16, 2004, FASB issued Statement of Financial Accounting Standards No. 153, Exchanges of Non-monetary Assets, an amendment of APB Opinion No. 29, Accounting for Non-monetary transactions ("SFAS 153"). This statement amends APB Opinion 29 to eliminate the exception for no monetary exchanges of similar productive assets and replaces it with a general exception of exchanges of no monetary assets that do not have commercial substance. Under SFAS 153, if a no monetary exchange of similar productive assets meets a commercial-substance criterion and fair value is determinable, the transaction must be accounted for at fair value resulting in recognition of any gain or loss. SFAS 153 is effective for non-monetary transactions in fiscal periods that begin after June, 15, 2005. The Company does not anticipate that the implementation of this standard will have a material impact on its financial position, results of operations or cash flows.

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NOTE 3.    COMMON STOCK

The Company is authorized to issue 25,000 shares of common stock with no par value. The Company issued 25,000 shares to its parent for its equity of $35,921.30.

NOTE 4.    WARRANTS AND OPTIONS

There are currently no warrants outstanding exercisable into shares of the Company’s stock. There are currently no options outstanding to acquire any shares of the Company’s stock.

NOTE 5.    RELATED PARTY TRANSACTIONS

On January 5, 2006, the Company’s former parent borrowed $10,000 from its former subsidiary. As consideration for these loans, the Company issued a promissory note bearing simple interest at the rate of 10% per annum. The Note is due and payable on January 5, 2007.

In April 2006, Bombardier Pacific Ventures Inc. provided a $500,000 line of credit to the Company’s former parent. This line of credit is on a “Stand-by” basis and may be drawn upon as needed by the Company’s former parent. This line of credit is callable with ten days notice and is issued with an annualized interest rate of 15%. There is no pre-payment penalty and is renewable by mutual consent on an annual basis.

In the third quarter of 2005, the Company’s former parent entered into various unsecured convertible debenture agreements for receipt of $575,000 to be used for the benefit of the Company. These convertible debentures (“Convertible Debentures”) entitle holders to receive interest payments equivalent to 5.75 percent of the total revenue, if any, generated by the Company’s stem cell cryogenic storage facilities, convert into common shares of the Company’s parent at $1.00 per common share and are due and payable on June 30, 2016. These Convertible Debentures are callable in five years at 120 percent of face value. As of April 18, 2006, $300,000 in face value of the Convertible Debentures have been converted into shares of the Company’s parent’s common stock.

NOTE 6. GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has a working capital deficiency of $464,576 at December 31, 2005, a cumulative loss from operation of $367,945 and a negative cash flow from operations of $376,836 which raises substantial doubt about its ability to continue as a going concern. These financial statements do not include any adjustment that might result from the outcome of this uncertainty.

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The Company’s ability to continue as a going concern is dependent upon a successful future public offering and ultimately achieving profitable operations. Towards these ends, the Company raised $ 575,000 through private offerings of convertible debentures in the third quarter of 2005 (Note 5). There is no assurance that the Company will be successful in its efforts to raise additional proceeds or achieve profitable operations. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 7.    COMMITMENTS AND CONTINGENT LIABILITIES

On August 3, 2005, the Company entered into an agreement to lease a 14,562 square foot facility for use as a cellular storage facility at a rate of $18,931 per month. The lease is for a period of five years commencing on December 1, 2005 and expiring on November 30, 2010. The lease contains a renewal option enabling the Company to renew the lease for an additional five years. There are no contingent payments which the Company is required to make.

   Lease Commitments
2006  $ 227,739
2007  $ 234,562
2008  $ 241,611
2009  $ 248,864
2010  $ 234,377

Since the signing of this lease, the Company has been improving this facility and has made substantial progress toward creating a cGMP (Good Manufacturing Practices) and cGTP (Good Tissue Practices) compliant facility specifically designed for the cryogenic storage of stem cells, medical device engineering, stem cell research and stem cell specimen processing laboratories.

The Company expects to have the facility licensed by the State of California and registered with the FDA. Concurrently, the Company has been developing the policies and procedures needed for processing stem cells for cryogenic storage.

NOTE 8.     SUBSEQUENT EVENTS

On January 5, 2006, the Company’s former parent borrowed $10,000 from its former subsidiary. As consideration for these loans, the Company issued a promissory note bearing simple interest at the rate of 10% per annum. The Note is due and payable on January 5, 2007.

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On January 16, 2006, the Company’s former parent borrowed $50,000 from Biotechnology Partners Business Trust. As consideration for these loans, the Company issued a promissory note bearing simple interest at the rate of 10% per annum. The Note is due and payable on January 16, 2007.

In April 2006, Bombardier Pacific Ventures Inc. signed an agreement with Bio-Matrix Scientific Group Inc. (a Delaware corporation and the Company’s former parent) to provide a $500,000 line of credit to the Company’s former parent. This line of credit is on a “Stand-by” basis and may be drawn upon as needed by the Company. This line of credit is callable with 30 days notice and is issued with an annualized interest rate of 15%. There is no pre-payment penalty and is renewable by mutual consent on an annual basis.

In the third quarter of 2005, the Company’s former parent entered into various unsecured convertible debenture agreements for receipt of $575,000 to be used for the benefit of the Company. These convertible debentures (“Convertible Debentures”) entitle holders to receive interest payments equivalent to 5.75 percent of the total revenue, if any, generated by the Company’s stem cell cryogenic storage facilities, convert into common shares of the Company’s parent at $1.00 per common share and are due and payable on June 30, 2016. These Convertible Debentures are callable in five years at 120 percent of face value. As of April 18, 2006, $300,000 in face value of the Convertible Debentures have been converted into shares of the Company’s parent’s common stock.

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(c)      Exhibits

99.1	Stock Purchase Agreement*

99.2	Escrow Agreement*

99.3	Special Escrow Agreement*

99.4	Stock Cancellation Agreement*

99.5	Audited Finanacial Statements for the fiscal year ended Dec 31, 2005 with Independent Public Account's Report Dated April 28, 2006

23.1	Consent of Independent Public Account Dated June 22, 2006

* Each of the above agreements were included in the Company’s Form 8-K filed on June 15, 2006 and each is incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TASCO HOLDINGS INTERNATIONAL, INC.

Date: July 7, 2006	By:	/s/ David R. Koos

David R. Koos, Chief Executive Officer, President and Chairman